Exhibit 8(b)


                               AMENDING AGREEMENT




                      Dated for Reference January 29, 1999


                                      Among

                          RANDY VOLDENG and DRAGOS RUIU

                                       and

                                 POWERTECH, INC.

                               AMENDING AGREEMENT

THIS AGREEMENT made as of January 29, 1999


AMONG:

         RANDY VOLDENG, businessman, of 122 Howe Street, Victoria, British Columbia, Canada, V8V 4K4

         and

         DRAGOS RUIU, businessman, of 10966 84th Avenue, Edmonton, Alberta, Canada, T6G 0V4

         (collectively, the "Vendors" and individually by their full names)

AND:

         POWERTECH, INC., a Nevada corporation with an office at 5505 N Indian Trail, Tucson, Arizona, U.S.A. 85750

         (the "Purchaser")

WHEREAS:

A. The Vendors and the Purchaser are parties to a Share Purchase Agreement dated as of the 11th day of January, 1999 (the "Share Purchase Agreement").

B. The Vendors and the Purchaser wish to amend certain provisions of the Share Purchase Agreement and have reached an agreement in respect of certain matters in connection with the Share Purchase Agreement and the matters contemplated thereby.

IN CONSIDERATION of the covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS

1.1 Definitions

Capitalized terms used herein and not otherwise defined herein have the meanings provided therefor in the Share
Purchase Agreement.

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                                       2

1.2 Full Force and Effect

Wherever the Share Purchase Agreement is referred to in the Share Purchase Agreement or in any other agreements, documents and instruments, such reference will be to the Share Purchase Agreement as amended hereby. Except as expressly amended hereby, the terms and conditions of the Share Purchase Agreement will continue in full force and effect.

2.  AMENDMENTS

2.1 Section 2.2 of the Share Purchase Agreement

Section 2.2 of the Share Purchase Agreement is hereby amended by deleting
Section 2.2 in its entirety and inserting the following in substitution thereof:

    "2.2 Purchase Price

         Subject to the terms and conditions of this Agreement, the price for the Vendor's Shares is $115,000 payable by:

         (a) the issuance by the Purchaser to the Vendors of 4,885,000 voting common shares in the capital of the Purchaser (the "Pubco Shares"), and the Purchaser will issue to the Vendors such shares in the following amounts on the Closing Date:

             Vendor                             Number of Shares
             ------                             ----------------

             Randy Voldeng                          2,442,500

             Dragos Ruiu                            2,442,500


         (b) the transfer by the management of the Purchaser to each Vendor on the Closing Date of an additional 500,000 common shares in the capital of the Company

             (the shares to be issued to the Vendors pursuant to Sections 2.2(a) and (b) are collectively referred to as the "Pubco Shares")."

2.2 Section 3.1(g) of the Share Purchase Agreement

Section 3.1(g) of the Share Purchase Agreement is hereby amended by inserting "(the "Para Note")" in the first sentence, the third line, after the word "notes" in that Section.

2.3 Section 5.2(h) of the Share Purchase Agreement

Section 5.2(h) of the Share Purchase Agreement is hereby amended by deleting the reference to "$850,000" and replacing it with "$1,012,500" and by deleting the word "and" at the end of the Section.

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                                       3

2.4 Section 5.2(i) of the Share Purchase Agreement

Section 5.2(i) of the Share Purchase Agreement is hereby amended by deleting the "." at the end of the sentence and replacing it with "; and".

2.5 New Subsection 5.2(j) of the Share Purchase Agreement

The Share Purchase Agreement is hereby amended by the insertion of a new Subsection 5.2(j), as follows:

    "(j) take all necessary actions to cause the transfer of the shares to the Vendors referred to in Section 2.2(b)".

2.6 New Section 5.10 of the Share Purchase Agreement

The Share Purchase Agreement is hereby amended by the insertion of a new Section 5.10, as follows:

    "5.10 Discharge of the Para Note

    The Purchaser hereby represents to the Vendors that it has reached an agreement with Mr. Dan Para with respect to the repayment and discharge of the Para Note by issuing to Mr. Dan Para 108,000 common shares in the capital of the Purchaser. Forthwith after the Closing, the Purchaser will issue to Mr. Dan Para 108,000 common shares in the capital of the Purchaser and obtain from Mr. Dan Para a full release of NetSentry and the Purchaser with respect to all liabilities under the Para Note."

2.7 Section 6.2(c) of the Share Purchase Agreement

Section 6.2(c) of the Share Purchase Agreement is hereby amended by deleting the reference to "$850,000" and replacing it with "$1,012,500".

2.8 Section 7.1 of the Share Purchase Agreement

Section 7.1 of the Share Purchase Agreement is hereby amended by deleting the reference to "January 22, 1999" and replacing it with "February 5, 1999".

2.9 Section 9.1 of the Share Purchase Agreement

Section 9.1 of the Share Purchase Agreement is hereby amended by deleting the reference to "January 31, 1999" and replacing it with "February 12, 1999".


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                                       4

3.  MISCELLANEOUS

3.1 Counterpart

This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and constitute one and the same instrument.

3.2 Enurement

All the terms and provisions of this Agreement will be binding upon and enure to the benefit of the parties and their respective successors and assigns.

3.3 Time

Time will be of the essence hereof.

3.4 Entire Agreement

This Agreement sets forth the entire agreement and understanding of the parties in respect of the matters contemplated hereby and supersedes all prior agreements and understandings, oral or written, among the parties or their respective representatives with respect to the matters herein.

IN WITNESS WHEREOF, the parties have duly executed these presents as of the date and year first above written.

SIGNED, SEALED AND DELIVERED by RANDY VOLDENG in the  )
presence of:                                          )
                                                      )
                                                      )
        /s/ STEVEN R. McKOEN                          )                  /s/  RANDY VOLDENG                    (seal)
----------------------------------------------------- )       ------------------------------------------------
Name                                                  )       RANDY VOLDENG
      STEVEN R. McKOEN                                )
----------------------------------------------------- )
Address                                               )
      BARRISTER & SOLICITOR                           )
----------------------------------------------------- )
                                                      )
      BULL, HOUSSER & TUPPER                          )
----------------------------------------------------- )
                                                      )
      3000, 1055 WEST GEORGIA STREET                  )
----------------------------------------------------- )
                                                      )
      VANCOUVER, BC V6E 3R3                           )
----------------------------------------------------- )
                                                      )
      PHONE 687-6575                                  )
----------------------------------------------------- )
                                                      )
                                                      )
----------------------------------------------------- )
Occupation                                            )
                                                      )

SIGNED, SEALED AND DELIVERED by DRAGOS RUIU in the    )
presence of:                                          )
                                                      )
                                                      )
        /s/ STEVEN R. McKOEN                          )                  /s/  DRAGOS RUIU                      (seal)
----------------------------------------------------- )       ------------------------------------------------
Name                                                  )       DRAGOS RUIU
      STEVEN R. McKOEN                                )
----------------------------------------------------- )
Address                                               )
      BARRISTER & SOLICITOR                           )
----------------------------------------------------- )
                                                      )
      BULL, HOUSSER & TUPPER                          )
----------------------------------------------------- )
                                                      )
      3000, 1055 WEST GEORGIA STREET                  )
----------------------------------------------------- )
                                                      )
      VANCOUVER, BC V6E 3R3                           )
----------------------------------------------------- )
                                                      )
      PHONE 687-6575                                  )
----------------------------------------------------- )
                                                      )
                                                      )
----------------------------------------------------- )
Occupation                                            )

POWERTECH, INC.

Per:         /s/ illegible
         ------------------------
         Authorized Signatory